PROXY                     TELVUE CORPORATION                    PROXY

   This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders on June 14, 2000.

   The undersigned hereby appoints Frank J. Carcione and Joseph M. Murphy proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054, on June 14, 2000 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

1. ELECTION OF DIRECTORS

             H.F. Lenfest, Frank J. Carcione,
    Joseph M. Murphy, H. Chase Lenfest, Brook J. Lenfest

    FOR all nominees listed above (except as marked to the contrary below.)

    WITHHOLD AUTHORITY to vote for nominees listed above
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

    __________________________________________________________________

2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.


    PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

    Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

    Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.


Date:__________________, 2000
____________________________
_____________________________
Signature(s) of stockholder(s)

                     TELVUE CORPORATION
                16000 HORIZON WAY, SUITE 500
                    MT. LAUREL, NJ  08054
                        (856) 273-8888

                ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 10:00 A.M.,
                        June 14, 2000


To the Stockholders of Telvue Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (the "Company"), will be held at the executive offices of the Company located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 on June 14, 2000 at 10:00 A.M. for consideration of and action upon the following matters:

I. Election of five (5) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

II. Such other matters as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 15, 2000, as the record date for determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.


BY ORDER OF THE BOARD OF DIRECTORS:


Irene A. DeZwaan, Secretary
May 16, 2000


                 TELVUE CORPORATION
           16000 HORIZON WAY, SUITE 500
              MT. LAUREL, NJ  08054
                 (856) 273-8888

                DATED May 16, 2000

                 PROXY STATEMENT

This Proxy Statement is furnished with the attached Notice of Annual Meeting and with accompanying proxy on or about May 16, 2000, to each stockholder of record of TelVue Corporation (the "Company") at the close of business on May 15, 2000 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of stockholders of the Company to be held on June 14, 2000 at 10:00 A.M. at the executive offices of the Company, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

                  REVOCABILITY OF PROXY

Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, and FOR any other matter properly presented for a vote at the meeting.

Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                  DISSENTER'S RIGHT OF APPRAISAL

The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

                   PERSONS MAKING THE SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of the Company's Common Stock outstanding was 24,539,500 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 3,518,694 shares of the Company's Preferred Stock outstanding. The Preferred Stock does not have any voting rights until it is converted into Common Stock. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at 6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock.

Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of the Company from Science Dynamics Corporation, cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of the Company. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the Record Date, certain information with respect to each person who was known to the Company to be a beneficial owner of more than five percent (5%) of the Company's Common Stock.

Name and Address                Amount and Nature of         Percent
of Beneficial Owner             Beneficial Ownership       of Class (1)

H.F. (Gerry) Lenfest               67,931,746 (2)             87.2%
1332 Enterprise Drive
West Chester, PA 19380
Chairman of the Board and Director

(1) As of the Record Date, 24,539,500 shares of Common Stock were outstanding.

(2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of April 30, 2000, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

Security Ownership of Management

The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and executive officers of the Company and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

Name and Address                Amount and Nature of            Percent
of Beneficial Owner             Beneficial Ownership          of Class (1)

H.F. (Gerry) Lenfest               67,931,746 (2)                  87.2%
1332 Enterprise Drive
West Chester, PA 19380
Chairman of the Board and Director

Frank J. Carcione                     425,000 (3)                   1.7%
Chief Executive Officer,
President and Director

Joseph M. Murphy                      350,000 (4)                   1.4%
Executive Vice President Sales and
Operations and Director

Irene A. DeZwaan                      225,000 (5)                    .9%
Secretary and Treasurer

All Directors and Officers as a    68,931,746 (2)(3)(4)(5)         87.7%
Group(6 Persons)

(1) As of the Record Date, 24,539,500 shares of Common Stock were outstanding.

(2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of April 30, 2000, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

(3) Includes 225,000 shares issuable to Frank Carcione upon exercise of stock options held by Mr. Carcione.

(4) Includes 190,000 shares issuable to Joseph Murphy upon exercise of stock options held by Mr. Murphy.

(5) Includes 150,000 shares issuable to Irene DeZwaan upon exercise of stock options held by Ms. DeZwaan.

                                PROPOSAL 1
                          ELECTION OF DIRECTORS

Five (5) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

       Name                 Age          Position(s)        Director Since
                                       With The Company

H. F. (Gerry) Lenfest       69     Chairman and Director         1989

Frank J. Carcione           59     President, Chief              1990
                                   Executive Officer, and
                                   Director

Joseph M. Murphy            46     Executive Vice President      1997
                                   of Sales and Operations,
                                   and Director

H. Chase Lenfest            36     Director                      1999

Brook J. Lenfest            31     Director                      1999

The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Principal Occupation of the Director Nominees

      H. F. Lenfest has been a director of the Company since 1989. Mr. Lenfest is currently a member of The Lenfest Group, LLC, a privately owned holding company for a group of companies owned by the Lenfest family.
From 1974 until January 2000, Mr. Lenfest was the President, CEO and a director of Lenfest Communications, Inc. and each of its subsidiaries. Lenfest Communications, Inc. and its subsidiaries were engaged in operating cable television systems, and providing cable advertising and programming.

      Frank J. Carcione has been a director of the Company since 1990. He became the Executive Vice President in May 1990, and was elected President and Chief Executive Officer in May 1991. From August 1989 to May 1990, he held the position of Vice President (marketing, sales, pay-per-view and franchise relations) with Garden State Cablevision, L.P., a New Jersey cable television operator and an affiliate of The Lenfest Group of companies. From November 1980 until August 1989, he held the same position with New York Times Cable TV, the predecessor to Garden State Cablevision, L.P.

     Joseph M. Murphy has been a director of the Company since 1997. He is the Executive Vice President of Sales and Operations of the Company. Mr. Murphy was appointed to this position in September 1994. Prior to this appointment, Mr. Murphy had been Vice President of Sales since joining the Company in 1986.

     H. Chase Lenfest has been a director of the Company since June 1999. Since January 2000, Mr. Chase Lenfest has been the Vice President of Local Sales of Starnet, L.P., the successor interest to Starnet, Inc.. From December 1998 until January 2000, Chase Lenfest was the Vice President of Local Sales of Lenfest Advertising, Inc., a subsidiary of Lenfest Communications, Inc. From January 1996 through January 1997, he was the Regional Photo Classified Manager of Lenfest Programming Services, Inc., a subsidiary of Lenfest Communications, Inc. From February 1994 through January 1996, he was employed by the Company as a Special Projects Manager. From March 1988 until January 1994, he was a stockbroker with Wheat First Butcher & Singer. He is the son of H.F. Lenfest.

     Brook J. Lenfest has been a director of the Company since June 1999. Since January 2000, Mr. Brook Lenfest has been the Chairman and CEO of NetCarrier, Inc., an internet service provider. He was the Vice President-Business Development for Suburban Cable TV Company, Inc., a subsidiary of Lenfest Communications, Inc. from May 1997 until January 2000. Mr. Brook Lenfest was a Vice President and Director of Operations for Starnet, Inc., a subsidiary of Lenfest Communications, Inc., and was
an officer of Starnet Inc. from January 1995.   He was Vice President-
Business Development, Director of Communications and Product Manager, for Starnet, Inc. from January 1994 to 1995. From 1993 to 1994 he was a Marketing Manager for South Jersey Cablevision (now Lenfest Atlantic, Inc.), a subsidiary of Lenfest Communications, Inc. Prior to 1993, he held various positions at Garden State Cablevision. He is the son of H.F. Lenfest.

Certain Legal Proceedings

The Company has received notice from a cable operating company customer asserting its right to be indemnified against claims of patent infringement made to the cable operator by a third party. The third party has alleged to the cable operator that portions of the cable operator's pay-per-view operations infringe one or more patents held by such party. No notice of alleged infringement has been received by the Company from such third party. The Company has retained independent patent counsel to review the terms and the alleged infringement. The Company is unable at this time to determine the amount or extent of liability, if any, to the cable operator.

Meetings of the Board of Directors and Committees

The Board of Directors held one meeting during the year ended December 31, 1999, and acted by unanimous consent on several other occasions during 1999. All directors attended the Board meeting. The Company has no nominating or compensation committees. The Audit committee and Stock Option committee consists of Brook J. Lenfest and H. Chase Lenfest. No meetings of either committee were held during 1999. The Stock Option committee acted by unanimous consent on one occasion during 1999.

The current directors of the Company receive no compensation.

Executive Compensation


                                 SUMMARY COMPENSATION TABLE


Name &              Year   Annual  Annual      Other   Restricted Options
Principal                  Salary Commissions   Annual     Stock   SARs(#)
Position                                     Compensation  Awards

Frank J. Carcione  1999  $140,400    -      $3,510(1)      -      300,000(2)
President and      1998   135,000    -       3,375(1)  $9,219(3)     -
Chief Executive    1997   124,950    -       3,124(1)      -         -
Officer

Joseph Murphy      1999   $97,519 $45,799   $2,438(1)      -      250,000(4)
Executive Vice     1998    93,767  21,448    2,344(1)   $7,375(5)    -
President of Sales 1997    89,302  44,155    2,233(1)      -         -
and Operations

(1) Company funded contributions to the Company's Simplified Pension Plan
(SEP).

(2) Includes 300,000 shares of common stock granted to Frank J. Carcione under the 1999 Stock Option Plan at a purchase price of $.07 per share.

(3) Includes 125,000 shares of common stock awarded to Frank J. Carcione at a value of $.07375 per share.

(4) Includes 250,000 shares of common stock granted to Joseph Murphy under the 1999 Stock Option Plan at a purchase price of $.07 per share.

(5) Includes 100,000 shares of common stock awarded to Joseph Murphy at a value of $.07375 per share.


                OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                          Individual Grants



                     Number of   Percent of Total
                    Securities    Options/SARs
                    Underlying     Granted to    Exercise or
                   Options/SARs   Employees in   Base Price   Expiration
  Name              Granted (#)   Fiscal Year     ($/Sh)          Date

Frank J. Carcione
President & CEO     300,000         18%           $.07          6/28/09

Joseph Murphy
Executive Vice
President of Sales
& Operations        250,000         15%           $.07          6/28/09


AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                             NUMBER OF      VALUE OF
                    SHARES                 UNEXERCISED    UNEXERCISED
                   ACQUIRED ON     VALUE      OPTIONS     IN-THE-MONEY
   NAME             EXERCISE     REALIZED  EXERCISABLE/      OPTIONS
                                           UNEXERCISABLE   EXERCISABLE/
                                                          UNEXERCISABLE

Frank J. Carcione      -            -         75,000          - (1)
President and Chief                       exercisable
Executive Officer                           225,000           - (1)
                                         unexercisable

Joseph M. Murphy       -           -         62,500           - (1)
Executive Vice                            exercisable
President of Sales                          187,500           - (1)
and Operations                           unexercisable

(1) Values calculated based upon the average of the bid and ask price on December 31, 1999, which is less than the exercise price.

Certain Relationships and Related Transactions

Since November 2, 1989, the Company has funded its expansion and operating deficit from the $2,500,000 of proceeds from the sale of shares of the Company's Common Stock and Preferred Stock to Mr. Lenfest and from borrowings from Mr. Lenfest. From November 1989 to February 1996, the Company borrowed an aggregate of $6,128,712 from Mr. Lenfest. The interest rates on the loans range from a floating rate based on the prime rate of PNC Bank to a fixed rate of 12%. Interest on one of the loans in the principal amount of $316,647 as of the Record Date, is payable quarterly and, at the option of the Company may be paid by the delivery of shares of the Company's Preferred Stock at the rate of one share of Preferred Stock for each one dollar of accrued interest. Interest due on this loan prior to 1998, in the amount of $473,682 has been paid with 473,682 shares of Preferred Stock. No Preferred Stock has been issued for 1998 or 1999 accrued interest. In addition, during January 1995, Mr. Lenfest purchased from Science Dynamics Corporation (the Company's former parent) the Company's non-interest bearing note in the amount of 541,000.

Effective as of March 31, 2000, the Company obtained from Mr. Lenfest a written agreement stating he will not demand a lump-sum repayment of his loans or accrued interest on the loans through January 1, 2002. Nevertheless, the Company intends to continue to voluntarily make monthly payments of $125,000 to Mr. Lenfest during the year 2000. On January 1, 1999, the Company voluntarily began to pay current monthly interest payments to Mr. Lenfest from its monthly loan payment. The balance of the payment is applied to loan principal. During the year ended December 31, 1999, the Company made monthly payments of $150,000 to Mr. Lenfest bringing the total payments for the year to $1,800,000. The Company has made and intends to continue to make monthly payments of $125,000 to Mr. Lenfest during the year 2000. The aggregate outstanding loan balance due to Mr. Lenfest as of the Record Date is $857,647 in loan principal and $2,420,174 in accrued interest.

At December 31, 1999, the Company was indebted to Mr. Lenfest in the principal amount of $1,258,099. Other related transactions are described in Notes 4, 6 and 9 of the financial statements of the Company in the 1999 Annual Report.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, there are no events of delinquent filing requiring disclosure under Item 405 of Regulation S-K, except that each of Frank Carcione, Joseph Murphy and Irene DeZwaan did not timely file a Form 5 with respect to grant to them on June 29, 1999 of options to acquire 300,000, 250,000 and 200,000, respectively, under the Company's 1999 Stock Option Plan.

                  STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than January 16, 2001. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

Stockholders intending to present proposals at the next annual meeting of the Company, and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than April 2, 2001. If notification of a stockholder proposal is not received by the above date, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

                          INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of Pressman Ciocca Smith LLP served as the Company's independent public accountants for the year ended December 31, 1999. A representative of Pressman Ciocca Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

                               OTHER INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.